   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1999
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                 IMRglobal CORP.
             (Exact name of Registrant as Specified in Its Charter)

                FLORIDA                                    59-2911475
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

                      ------------------------------------


                            100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 467-8000
    (Address of Registrant's Principal Executive Offices, including Zip Code)


                      ------------------------------------



                                 IMRglobal CORP.
                       1999 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                   DILIP PATEL
                      VICE PRESIDENT AND CO-GENERAL COUNSEL
                                 IMRglobal CORP.
                            100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 467-8000

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)


                                    COPY TO:
                            THOMAS J. EGAN, JR., ESQ.
                                BAKER & MCKENZIE
                          815 CONNECTICUT AVENUE, N.W.
                              WASHINGTON, DC 20006
                                 (202) 452-7050


                      ------------------------------------

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                         CALCULATION OF REGISTRATION FEE


                                                                                          PROPOSED
                                                                                           MAXIMUM
                                             AMOUNT TO         PROPOSED MAXIMUM           AGGREGATE           AMOUNT OF
       TITLE OF SECURITIES TO BE                BE            OFFERING-PRICE-PER          OFFERING          REGISTRATION
               REGISTERED                   REGISTERED             SHARE(2)               PRICE(2)              FEE(2)
-------------------------------------      -------------      ------------------         -----------       -------------

Common Stock, par value $.10 per           2,000,000 (1)            $16.063              $32,126,000         $8,931.03
share(2)



------------------
(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the IMRglobal Corp. 1999 Employee Stock Incentive Plan consists of 2,000,000 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are being registered hereunder for which no additional fee is required.

(2) Under Rule 457(h) of the Securities Act of 1933, as amended, the registration fee may be calculated based upon the average of the high and low sales prices of the common stock of IMRglobal Corp. as reported on the NASDAQ National Market on September 7, 1999 (a date within 5 business days prior to filing of this Registration Statement) of $16.063 per share for a total offering of $32,126,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of IMRglobal Corp. (the "Company") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents will not be filed with the Securities and Exchange Commission (the "SEC"). These documents, together with the documents incorporated by reference into this Registration Statement, pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company shall furnish without charge to each participant in the Company's 1999 Employee Stock Incentive Plan (the "Plan"), on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, as well as any document required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests should be directed to IMRglobal Corp., 100 S. Missouri Avenue, Clearwater, Florida 33756, (727) 467-8000.

         All information in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the SEC are hereby incorporated by reference in this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (1) above.

         (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold, or deregistering all securities then remaining unsold thereunder, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

         A description of the Company's common stock is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the common stock registered hereunder have been passed upon by Baker & McKenzie, Washington, DC.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended and Restated Articles of Incorporation and Restated Bylaws provide that the liability of the directors for monetary damages shall be limited to the fullest extent permissible under Florida law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

         The Company's Restated Bylaws provide that the Company will indemnify its directors and officers to the fullest extent possible under Florida law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. In addition, the Company has entered into indemnification agreements with each of its directors providing indemnification to the fullest extent permitted by applicable law and also setting forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 159d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, IMRglobal Corp. certifies that is has reasonable ground to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the city of Clearwater in the State of Florida, on this 31st day of August, 1999.


                                         IMRglobal CORP.



                                         By:      /s/ Satish K. Sanan
                                            ------------------------------
                                            Satish K. Sanan
                                            Chairman of the Board and
                                            Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of IMRglobal Corp., do hereby severally constitute and appoint Satish K. Sanan and/or Dilip Patel, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Satish K. Sanan and/or Dilip Patel may deem necessary or advisable to enable IMRglobal Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registration of the Company's securities, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Satish K. Sanan and/or Dilip Patel shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By:       /s/ Satish K. Sanan                By:       /s/ John R. Hindman
    --------------------------------            -------------------------------
    Name: Satish K. Sanan                       Name: John R. Hindman
    Title:   Chairman & Chief                   Title: President
             Executive Officer
             (Principal Executive Officer)

Dated August 31, 1999                       Dated August 31, 1999

By:   /s/ Vincent Addonisio                By:   /s/ Robert M. Molsick
    -------------------------------            -------------------------------
     Name: Vincent Addonisio                    Name: Robert M. Molsick
     Title: Senior Vice President &             Title: Chief Financial Officer
             Director                                   (Principal Financial &
                                                         Accounting Officer)

Dated August 31, 1999                      Dated August 31, 1999


By:   /s/ Philip Shipperlee                By:   /s/ Charles C. Luthin
    -------------------------------            -------------------------------
     Name: Philip Shipperlee                    Name: Charles C. Luthin
     Title: Senior Vice President &             Title: Director
             Director

Dated August 31, 1999                      Dated August 31, 1999


By:   /s/ Jeffery S. Slowgrove
    -------------------------------
     Name: Jeffery S. Slowgrove
     Title: Director

Dated August 31, 1999

                                INDEX OF EXHIBITS


Exhibit           Document
-------           --------

4.1               IMRglobal Corp. 1999 Employee Stock Incentive Plan

5                 Opinion regarding legality

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Ernst & Young L.L.P.

23.3              Consent of Arthur Andersen LLP

23.4              Consent of Baker & McKenzie (contained in Exhibit 5)
